Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:
(1) Registration Statement (Form S-8 No. 333-252579)

of our reports dated February 24, 2026, with respect to the consolidated financial statements of Shoals Technologies Group, Inc. and the effectiveness of internal control over financial reporting of Shoals Technologies Group, Inc. included in this Annual Report (Form 10-K) of Shoals Technologies Group, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Nashville, Tennessee
February 24, 2026